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                                                                   EXHIBIT 10.67

                              EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of this 6th day of December, 2000, is by and between Corrections Corporation of America, a Maryland corporation with its principal place of business at 10 Burton Hills Boulevard, Nashville, Tennessee (the "Company"), and Irving E. Lingo, Jr., a resident of Lake Forest, Illinois (the "Executive").

                              W I T N E S S E T H:

        WHEREAS, the Board of Directors of the Company has resolved that it is in the best interest of the Company that the Executive be subject to the terms of an executive employment agreement; and

        WHEREAS the Company and the Executive now desire to enter into this Agreement and set forth the terms and conditions of the Executive's employment.

        NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual promises and covenants set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive do hereby agree as follows:

        1. Employment. The Executive shall serve as the Chief Financial Officer of the Company and such other office or offices to which Executive may be appointed or elected by the Board of Directors. Subject to the direction and supervision of the Board of Directors of the Company, the Executive shall perform such duties as are customarily associated with the office of Chief Financial Officer and such other offices to which Executive may be appointed or elected by the Board of Directors. The Executive's principal base of operations for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company located in Nashville, Tennessee. The Executive agrees to abide by the Company's Charter and Bylaws as in effect from time to time and the direction of its Board of Directors except to the extent such direction would be inconsistent with applicable law or the terms of this Agreement.

        2. Term. Subject to the provisions of termination as hereinafter provided, the initial term of the Executive's employment under this Agreement shall begin on the date hereof and shall terminate on December 31, 2001 (the "Initial Term"). Unless the Company notifies the Executive that his employment under this Agreement will not be extended or the Executive notifies the Company that he is not willing to extend his employment, the term of his employment under this Agreement shall automatically be extended for a series of three (3) additional one (1) year periods on the same terms and conditions as set forth herein (individually, and collectively, the "Renewal Term"). The Initial Term and the Renewal Term are sometimes referred to collectively herein as the "Term."

        3. Notice of Non-Renewal. If the Company or the Executive elects not to extend the Executive's employment under this Agreement, the electing party shall do so by notifying the other party in writing not less than sixty (60) days prior to the expiration of the Initial Term, or sixty (60)



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days prior to the expiration of any Renewal Term. The Executive's date of termination, for purposes of this Agreement, shall be the date of the Company's last payment to the Executive. For the purposes of this Agreement, the election by either the Company or the Executive not to extend the Executive's employment hereunder for any renewal term shall be deemed a termination of the Executive's employment without "Cause," as hereinafter defined.

        4.   Compensation.

        4.1. Base Salary. The Company shall pay the Executive an annual salary ("Base Salary") of $275,000, which shall be payable to the Executive hereunder in accordance with the Company's normal payroll practices, but in no event less often than bi-weekly. Following each year of the Executive's employment with the Company, the Executive's compensation will be reviewed by the Board of Directors of the Company, or such committee or subcommittee to which compensation review has been delegated, and after taking into consideration both the performance of the Company and the personal performance of the Executive, the Board of Directors of the Company, or any such committee or subcommittee, in their sole discretion, may increase the Executive's compensation to any amount it may deem appropriate.

        4.2. Bonus. In the event both the Company and the Executive each respectively achieve certain financial performance and personal performance targets, as established by the Board of Directors of the Company pursuant to a cash compensation incentive plan or similar plan established by the Company, the Company shall pay to the Executive a cash bonus pursuant to the terms of such plan. This bonus shall be payable to the Executive within ten (10) days following the confirmation by the Board of Directors that such targets have been met under the applicable plan for the relevant fiscal year. Notwithstanding the foregoing, the Company shall pay to the Executive a minimum bonus of $68,750 (the "Guaranteed Bonus Compensation") with respect to the Company's 2001 fiscal year, regardless of whether the performance targets described above have been met with respect to such fiscal year. The Guaranteed Bonus Compensation shall be payable to the Executive within ten (10) days following the confirmation by the Board of Directors that such targets have not been met under the applicable plan for the 2001 fiscal year, and in no event shall the Guaranteed Bonus Compensation be paid with respect to any subsequent fiscal year regardless of whether the performance targets for such subsequent years have been met or have not been met. If each of the performance targets described above are met for the 2001 fiscal year, then the Company shall pay to the Executive only the cash bonus due to the Executive pursuant to the applicable plan and the Guaranteed Bonus Compensation shall not be paid in addition thereto. The Board of Directors of the Company, or such committee or subcommittee to which compensation review has been delegated, may review and revise the terms of the cash compensation incentive plan or similar plan referenced above at any time, after taking into consideration both the performance of the Company and the personal performance of the Executive, among other factors, and may, in their sole discretion, amend the cash compensation incentive plan or similar plan in any manner it may deem appropriate; provided, however, that any such amendment to the plan shall not affect (i) the Executive's right to participate in such amended plan or plans, and (ii) the Executive's right to receive the Guaranteed Bonus Compensation only in the event the performance targets are not met with respect to the 2001 fiscal year.


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        4.3. Benefits. The Executive shall be entitled to four (4) weeks of paid vacation annually. In addition, the Executive shall be entitled to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which any salaried employees are eligible under any existing or future plan or program established by the Company for salaried employees. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. These may include group hospitalization, health, dental care, life or other insurance, tax qualified pension, savings, thrift and profit sharing plans, termination pay programs, sick leave plans, travel or accident insurance, disability insurance, and contingent compensation plans including unit purchase programs and unit option plans. Nothing in this Agreement shall preclude the Company from amending or terminating any of the plans or programs applicable to salaried or senior executives as long as such amendment or termination is applicable to all salaried employees or senior executives. In addition, the Company shall pay, or reimburse Executive for, all membership fees and related costs in connection with Executive's membership in professional and civic organizations which are approved in advance by the Company.

        4.4. Relocation Expenses. The Company shall reimburse Executive for all reasonable moving expenses and other customary relocation expenses incurred in connection with the sale of Executive's principal residence located in Lake Forest, Illinois and Executive's purchase of a new principal residence in the Nashville, Tennessee metropolitan area. In addition, the Company shall reimburse Executive for all reasonable and customary real estate brokerage costs related to the sale of the Executive's principal residence in Lake Forest, Illinois.

        4.5. Expenses Incurred in Performance of Duties. The Company shall promptly reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of his duties under this Agreement upon evidence of receipt.

        4.6. Withholdings. All compensation payable hereunder shall be subject to withholding for federal income taxes, FICA and all other applicable federal, state and local withholding requirements.

        4.7. Stock Option. The Company hereby agrees to grant to the Executive an option to purchase shares of common stock, $.01 par value per share, of the Company, as hereinafter described. The exact number of shares to be granted to the Executive and the exercise price of such shares shall be determined following completion of a comprehensive compensation survey to be performed on behalf of the Company by an independent firm selected by the Company and the establishment of a current market value for the Company's stock by an independent firm selected by the Company. Once the valuation for the shares has been determined, the number of shares to be included in the option and the exercise price or prices of the shares shall be established so that the aggregate difference between the value of the shares included in the option and the exercise price of the shares shall equal $3,000,000. If the compensation survey determines that a majority of Chief Financial Officers from an established peer group of "like-kind" companies have received initial stock options with applicable valuations in excess of $3,000,000, then the number of shares to be granted by the Company to the Executive, and/or the exercise price of such shares, shall be adjusted


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accordingly. The option to be granted to the Executive hereunder shall be subject to the applicable equity incentive plan of the Company governing the Company's stock options in effect on the date of the option grant. The terms and conditions of the option shall be set forth in an option agreement in form and substance mutually satisfactory to the Company and the Executive and as provided for under the terms of such equity incentive plan and the terms of this Agreement, provided, however, that it is hereby agreed that such option agreement shall provide that the option to purchase one-third (1/3) of the shares referenced above shall vest immediately upon execution of this Agreement, the option to purchase an additional one-third (1/3) of such shares shall vest upon the first anniversary hereof, and the option to purchase the remaining one-third (1/3) of such shares shall vest upon the second anniversary hereof. The Executive hereby agrees to execute any other documents deemed reasonably necessary by the Company and its counsel in connection with the stock option.

        5.   Termination of Agreement.

        5.1. General. During the term of this Agreement, the Company may, at any time and in its sole discretion, terminate this Agreement with or without Cause (as hereinafter defined) or upon a Change in Control (as hereinafter defined), effective as of the date of provision of written notice to the Executive thereof.

        5.2. Effect of Termination With Cause. If the Executive's employment with the Company shall be terminated with Cause: (i) the Company shall pay the Executive his Base Salary earned through the date of termination of the Executive's employment with the Company (the "Termination Date"); and (ii) the Company shall not have any further obligations to the Executive under this Agreement except those required to be provided by law or under the terms of any other agreement between the Company and the Executive.

        5.3. Definition of "Cause." For purposes of this Agreement, "Cause" shall mean: (i) the death of the Executive; (ii) the permanent disability of the Executive, which shall be defined as the inability of the Executive, as a result of physical or mental illness or incapacity, to substantially perform his duties pursuant to this Agreement for a period of one hundred eighty (180) days during any twelve (12) month period; (iii) the Executive's conviction of a felony or any act of the Executive which constitutes dishonesty or fraud, including without limitation any act or crime involving misappropriation or embezzlement of Company funds; (iv) the willful or negligent failure of the Executive to perform his duties hereunder in any material respect within 20 days after a written demand for substantial performance is delivered to the Executive by the Company specifying with reasonable particularity the duty or duties which the Company believes Executive has failed or refused to perform; (v) material breach by the Executive of a material obligation under this Agreement and failure to cure such breach within thirty (30) days after being given written notice of such breach by the Company, or breach by the Executive of his fiduciary duty to the Company or its stockholders; (vi) the Executive's intentional violation of any applicable local, state or federal law or regulation affecting the Company in any material respect, as determined by the Company and its Board of Directors.

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        5.4. Effect of Termination Without Cause. If the Executive's employment with the Company is terminated without Cause, the Company shall pay to the
Executive: (i) an amount equal to the Executive's Base Salary, based upon the annual rate payable as of the date of termination, without any cost of living adjustments, which shall be payable for a period of one (1) year from the date of termination on the same terms and with the same frequency as the Executive's Base Salary was paid prior to termination, and (ii) an amount equal to the Guaranteed Bonus Compensation, which shall be payable within sixty (60) days following the date of termination.

        5.5. Effect of Termination Upon a Change in Control. If the Executive's employment with the Company is terminated upon a Change in Control, the Company shall (i) pay to the Executive a one-time payment, to be paid within sixty (60) days of the date of termination, in an amount equal to 2.99 times the Executive's Base Salary, based upon the annual rate payable as of the date of termination, without any cost of living adjustments; (ii) reimburse Executive for any Gross-Up Payment (as hereinafter defined) or other payment payable pursuant to the provisions of Section 8 herein; and (iii) continue to provide hospitalization, health, dental care, and life and other insurance benefits to the Executive for a period of one (1) year following such termination on the same terms and conditions existing immediately prior to termination. Notwithstanding the foregoing, each of the following events shall be considered a termination upon a Change in Control for purposes of this paragraph: (i) the Executive's voluntary resignation for any reason following a Change in Control, or (ii) a material reduction in the duties, powers or authority of the Executive as an officer or employee of the Company following a Change in Control.

        5.6. Definition of a "Change of Control". "Change of Control" shall mean the occurrence of any of the following events:

             (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for the purpose of this section, any such acquisition by (A) the Company or any of its subsidiaries, (B) any employee benefit plan (or related trust) or (C) any corporation with respect to which, following such acquisition, more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

             (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining



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        outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (iii) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

               (iv) any event which the Board of Directors determines should constitute a Change in Control.

        6. Non-Competition, Non-Solicitation and Confidentiality and Non-Disclosure

        6.1. Non-Competition, Non-Solicitation. Executive hereby covenants and agrees that during the Term of the Executive's employment hereunder and for a period of one (1) year thereafter, Executive shall not, directly or indirectly:
(i) own any interest in, operate, join, control or participate as a partner, director, principal, officer or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity (each a "Competing Entity") which has material operations which compete with any business in which the Company or any of its subsidiaries is then engaged; (ii) solicit any customer or client of the Company or any of its subsidiaries with respect to any business in which the Company or any of its subsidiaries is then engaged (other than on behalf of the Company); or (iii) induce or encourage any employee of the Company or any of its subsidiaries to leave the employ of the Company or any of its subsidiaries; provided, that Executive may, solely as an investment, hold not more than five percent (5%) of the combined voting securities of any publicly-traded corporation or other business entity. The foregoing covenants and agreements of Executive are referred to herein as the "Restrictive Covenant." Executive acknowledges that he has carefully read and considered the provisions of the Restrictive Covenant and, having done so, agrees that the restrictions set forth in this Section 6.1., including without limitation the time period of restriction set forth above, are fair and reasonable and are reasonably required for the protection of the legitimate business and economic interests of the Company. Executive further acknowledges that the Company would not have entered into this Agreement or agreed to grant Executive the stock option pursuant to Section 4.7 herein absent Executive's agreement to the foregoing.

        In the event that, notwithstanding the foregoing, any of the provisions of this Section 6.1. or any parts hereof shall be held to be invalid or unenforceable, the remaining provisions or parts hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included herein. In the event that any provision of this Section 6.1. relating to the time period and/or the area of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or area of restriction and/or related aspects deemed reasonable and enforceable by such court shall become and thereafter be the maximum restrictions in such regard, and the provisions of the Restrictive Covenant shall remain enforceable to the fullest extent deemed reasonable by such court.

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        6.2 Confidentiality and Non-Disclosure. In consideration of the rights granted to the Executive hereunder, the Executive hereby agrees that during the term of this Agreement and for a period of three (3) years thereafter to hold in confidence all information concerning the Company or its business, including, but not limited to contract terms, financial information, operating data, or business plans or models, whether for existing, new or developing businesses, and any other proprietary information (hereinafter, collectively referred to as the "Proprietary Information"), whether communicated orally or in documentary or other tangible form. The parties to this Agreement recognize that the Company has invested considerable amounts of time and money in attaining and developing all of the information described above, and any unauthorized disclosure or release of such Proprietary Information in any form would irreparably harm the Company.

        7. Indemnification. The Company shall indemnify the Executive to the fullest extent that would be permitted by law (including a payment of expenses in advance of final disposition of a proceeding) as in effect at the time of the subject act or omission, or by the Charter or Bylaws of the Company as in effect at such time, or by the terms of any indemnification agreement between the Company and the Executive, whichever affords greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its officers or, during the Executive's service in such capacity, directors (and to the extent the Company maintains such an insurance policy or policies, in accordance with its or their terms to the maximum extent of the coverage available for any company officer or director); against all costs, charges and expenses whatsoever incurred or sustained by the Executive (including but not limited to any judgement entered by a court of law) at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which the Executive may be made a party by reason of his being or having been an officer or employee of the Company, or serving as an officer or employee of an affiliate of the Company, at the request of the Company, other than any action, suit or proceeding brought against the Executive by or on account of his breach of the provisions of any employment agreement with a third party that has not been disclosed by the Executive to the Company. The provisions of this Paragraph 7 shall specifically survive the expiration or earlier termination of this Agreement.

        8. Tax Reimbursement Payment.

           (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by or on behalf of the Company to or for the benefit of Executive as a result of a Change in Control, as defined herein, (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax together with any such interest and penalties are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including,


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        without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (ii) Subject to the provisions of subsection (iii) below, all determinations required to be made under this Section 8., including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm or law firm selected by the Executive, subject to the consent of the Company, which consent shall not be unreasonably withheld (the "Tax Firm"); provided, however, that the Tax Firm shall not determine that no Excise Tax is payable by the Executive unless it delivers to Executive a written opinion (the "Tax Opinion") that failure to pay the Excise Tax and to report the Excise Tax and the payments potentially subject thereto on or with Executive's applicable federal income tax return will not result in the imposition of an accuracy-related or other penalty on Executive. All fees and expenses of the Tax Firm shall be borne solely by the Company. Within fifteen
        (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company, the Tax Firm shall make all determinations required under this Section 8., shall provide to the Company and Executive a written report setting forth such determinations, together with detailed supporting calculations, and, if the Tax Firm determines that no Excise Tax is payable, shall deliver the Tax Opinion to the Executive. Any Gross-Up Payment, as determined pursuant to this Section 8., shall be paid by the Company to Executive within fifteen (15) days of the receipt of the Tax Firm's determination. Subject to the other provisions of this Section 8., any determination by the Tax Firm shall be binding upon the Company and the Executive; provided, however, that the Executive shall only be bound to the extent that the determinations of the Tax Firm hereunder, including the determinations made in the Tax Opinion, are reasonable and reasonably supported by applicable law. The parties acknowledge, however, that as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Tax Firm hereunder or as a result of a contrary determination by the Internal Revenue Service, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that it is ultimately determined in accordance with the procedures set forth in subsection (iii) below that the Executive is required to make a payment of any Excise Tax, the Tax Firm shall reasonably determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. In determining the reasonableness of the Tax Firm's determinations hereunder and the effect thereof, the Executive shall be provided a reasonable opportunity to review such determinations with the Tax Firm and the Executive's tax counsel. The Tax Firm's determinations hereunder, and the Tax Opinion, shall not be deemed reasonable until the Executive's reasonable objections and comments thereto have been satisfactorily accommodated by the Tax Firm.


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               (iii) The Executive shall notify the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than thirty (30) calendar days after Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided however, that the failure of Executive to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to the Executive under this Section
        8. except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure. The Executive shall not, unless otherwise required by the Internal Revenue Service, pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such 30-day period that it desires to contest such claim, the Executive shall:

                       (1) give the Company and information reasonably requested
               by the Company relating to such claim;

                       (2) take such action in connection with contesting such
               claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to Executive;

                       (3) cooperate with the Company in good faith in order
               effectively to contest such claim; and

                       (4) if the Company elects not to assume and control the
               defense of such claim, permit the Company to participate in any proceedings relating to such claim;

        provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this subsection (iii), the Company shall have the right, at its sole option, to assume the defense of and control all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such



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        claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statue of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 8., the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of subsection (iii) above) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to subsection (iii) above, a determination is made that the Executive is not entitled to a refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall, to the extent of such denial, be forgiven and shall not be required to be repaid and the amount of forgiven advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        9. Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be delivered personally, transmitted by facsimile or mailed by registered mail, return receipt requested, or delivered by overnight courier service and shall be deemed to have been given on the date of its delivery, if delivered, and on the third (3rd) full business day following the date of the mailing, if mailed, to each of the parties thereto at the following respective addresses or such other address as may be specified in any notice delivered or mailed as above provided:

                       (i)    If to the Executive, to:

                              Irving E. Lingo
                              448 Douglas Drive
                              Lake Forest, Illinois 60045



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                       (ii)   If to the Company, to:

                              Corrections Corporation of America
                              10 Burton Hills Boulevard
                              Nashville, Tennessee 37215
                              Attention: John D. Ferguson, Chief Executive
                                         Officer and President
                              Facsimile: (615) 263-3010

        10. Waiver of Breach. The waiver by either party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.

        11. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive acknowledges that the services to be rendered by him are unique and personal, and the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

        12. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

        13. Controlling Law. This Agreement shall be governed and interpreted under the laws of the State of Tennessee.

        14. Headings. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        15. Enforcement. If the Executive is the prevailing party in any dispute among the parties hereto regarding the enforcement of one or more of the provisions of this Agreement, then the Company shall reimburse the Executive for any reasonable attorneys' fees and other expenses incurred by him in connection with such dispute.


                           [signature page to follow]





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


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.

                                         EXECUTIVE:

                                         Irving E. Lingo, Jr.

                                         /s/ Irving E. Lingo, Jr.
                                         -------------------------------------


                                         COMPANY:

                                         Corrections Corporation of America

                                         By: /s/ John D. Ferguson
                                             ---------------------------------

                                         Title: President
                                                ------------------------------








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